UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PAXMEDICA, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 24, 2023,

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2023

This supplement, dated April 24, 2023 (the “Supplement”), supplements and amends the Definitive Proxy Statement on Schedule 14A filed by PaxMedica, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2023 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on April 26, 2023 (the “Annual Meeting”). This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Original Filing contains other important additional information. This Supplement should be read together with the Original Filing. Other than as specifically set forth below, this Supplement does not revise or update any of the other information set forth in the Original Filing.

The sole purpose of this Supplement is to revise the voting standard required for “Proposal No. 5: To approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law” (“Proposal 5”) as such voting standard is described on pages 4 and 24 of the Original Filing, which includes identifying the amount of outstanding shares of our stock required to vote in favor of Proposal 5. This Supplement hereby amends:

•	The row regarding Proposal 5 in the table on page 4 of the Original Filing under the heading “Questions And Answers About the Meeting – What is the vote required for each proposal?” to read as set forth below:

“Proposal Five: Approval will be obtained if the number of votes cast “FOR” the proposal equals or exceeds sixty-six and two-third percent (66 2/3%) of the outstanding shares of our common stock.”

•	The first sentence on page 24 under the heading “PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY THE DELAWARE GENERAL CORPORATION LAW - Vote Required and Recommendation of the Board of Directors” to read as set forth below:

“The approval of Proposal 5 requires the affirmative vote of sixty-six and two-third percent (66 2/3%) of the outstanding shares of our common stock.”

Appendix A hereto shows additions to these sections of the Original Filing as indicated by double underlining, and deletions indicated by overstriking.

Additional information on how to vote your shares, attend the Annual Meeting, or change or revoke your proxy is contained in the Original Filing beginning on page 1 under the heading “Questions and Answers About the Meeting.”

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

Appendix A

•	Page 4 - The row regarding Proposal 5 in the table of the Original Filing under the heading “Questions And Answers About the Meeting – What is the vote required for each proposal?”

Proposal Five: Approval will be obtained if the number of votes cast “FOR” the proposal equals or exceeds the ~~majority~~ sixty-six and two-third percent (66 2/3%) of the outstanding shares of our common stock.

•	Page 24 - Under the heading “PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY THE DELAWARE GENERAL CORPORATION LAW - Vote Required and Recommendation of the Board of Directors”:

The approval of Proposal 5 requires the affirmative vote of ~~a majority~~ sixty-six and two-third percent (66 2/3%) of the outstanding shares of our common stock.